As filed with the Securities and Exchange Commission
                             on January 26, 1999


                                                     REGISTRATION NO. 333-62881


                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              -----------------

                               Post-Effective
                               Amendment No. 4
                                     to

                                  FORM SB-2
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              -----------------

                        NORTH EAST INSURANCE COMPANY
               (Name of small business issuer in its charter)

          MAINE                     6331                    01-0278387
        (State of       (Primary Standard Industrial      (IRS Employer
      Incorporation)     Classification Code Number)       I.D. Number)

                               482 PAYNE ROAD
                          SCARBOROUGH, MAINE 04074
                               (207) 883-2232
                 (Address and Telephone Number of Principal
              Executive Office and Principal Place of Business)

                              ROBERT G. SCHATZ
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               482 PAYNE ROAD
                          SCARBOROUGH, MAINE 04074
                               (207) 883-2232
          (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:

                           GREGORY S. FRYER, ESQ.
                             VERRILL & DANA, LLP
                             ONE PORTLAND SQUARE
                         PORTLAND, MAINE 04112-0586
                               (207) 774-4000


                       TERMINATION OF RIGHTS OFFERING

      North East Insurance Company ("NEIC") hereby terminates the offering of Common Stock to its shareholders of record on November 9, 1998. Under the terms of the Rights Offering, NEIC reserved the right to terminate the offering at any time. The Rights Offering had been scheduled to expire at 5:00 p.m. on January 26, 1999.

      NEIC will return all subscription amounts held by the Subscription Agent on its behalf to shareholders who previously submitted complete subscription certificates and payment to the Subscription Agent.

      NEIC also hereby deregisters all 3,049,089 common shares subject to the offering which were originally registered on its Registration Statement on Form SB-2, Registration No. 333-62881, filed with the Securities and Exchange Commission.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on this 26th day of January, 1999.

                                       NORTH EAST INSURANCE COMPANY

                                       By:/s/ Robert G. Schatz
                                          --------------------
                                          Robert G. Schatz
                                          President and Chief
                                          Executive Officer

Signature                    Title                             Date
---------                    -----                             ----

/s/ Robert G. Schatz         President, Chief Executive        January 26, 1999
--------------------         Officer and Director
Robert G. Schatz

/s/ Ronald A. Libby          Chief Operating Officer           January 26, 1999
-------------------
Ronald A. Libby

/s/ Graham S. Payne          Treasurer, Chief Financial        January 26, 1999
-------------------          Officer [principal accounting
Graham S. Payne              officer]

                             Director
-------------------
Edward B. Batal

/s/ Terence C. Cummings*     Director                          January 26, 1999
-----------------------
Terence C. Cummings

                             Director
--------------------
Robert A. Hancock

/s/ Wilson G. Hess*          Director                          January 26, 1999
------------------
Wilson G. Hess

/s/ Joseph M. Hochadel*      Director                          January 26, 1999
----------------------
Joseph M. Hochadel

/s/ Peter A. Russ*           Director                          January 26, 1999
-----------------
Peter A. Russ

/s/ Bruce H. Suter*          Director                          January 26, 1999
------------------
Bruce H. Suter


<F*>  By:/s/ Robert G. Schatz
         --------------------
         Robert G. Schatz, Attorney in Fact